UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2013

Arden Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-9904	95-3163136
(Commission File Number)	(IRS Employer Identification No.)

2020 S. Central Avenue
Compton, California	90220
(Address of Principal Executive Offices)	(Zip Code)

(310) 638-2842

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2013, Arden Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GRCY Holdings, Inc., a Delaware corporation (“Parent”), and GRCY Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent is beneficially owned by an affiliate of TPG Capital, L.P. (“TPG”). The Merger Agreement was unanimously approved by all members of the Company’s Board of Directors (the “Board”) present and voting at a meeting of the Board called for such purpose.

At the effective time of the Merger, each share of the Company’s Class A Common Stock, par value $0.25 per share (the “Common Stock”), issued and outstanding immediately prior to the effective time (other than shares owned by (i) Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, (ii) the Company or (iii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted automatically into and thereafter entitle the holder thereof to receive $126.50 in cash (the “Per Share Merger Consideration”), without interest.

Under the terms of the Merger Agreement, the Company has obtained the adoption by irrevocable written consent of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock. No additional action by holders of the Common Stock will be required to complete the transaction.

The Merger Agreement further requires that, within eighteen (18) business days of the execution and delivery of the Merger Agreement, the Company file with the Securities and Exchange Commission (the “SEC”) a preliminary information statement of the type contemplated by Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, relating to the Merger Agreement, the Merger and the transactions contemplated under the Merger Agreement.

Consummation of the Merger is subject to other customary conditions, including without limitation: (i) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any required approvals thereunder and (ii) the absence of any law, injunction, judgment or ruling prohibiting or restraining the Merger or making the consummation of the Merger illegal. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (x) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. Although Parent is not required to consummate the Merger until after completion of a marketing period for the financing it is using to fund a portion of the merger consideration, the consummation of that debt financing is not a condition to the closing of the Merger transaction.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including without limitation covenants regarding: (i) the purchase of a six year “tail” prepaid policy on the Company’s current directors’ and officers’ liability insurance, (ii) conduct of the business of the Company prior to the consummation of the Merger and (iii) the use of reasonable best efforts to cause the Merger to be consummated. The Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and engage in discussions or negotiations with third parties regarding, alternative acquisition proposals.

As disclosed in previous filings made by the Company with the SEC, the Company has outstanding phantom stock units held by certain employees and each of the Company’s non-employee directors. The phantom stock units held by the Company’s non-employee directors will automatically vest immediately prior to the effective time of the Merger in accordance with their terms. As described in the Company’s Form 8-K filed with the SEC on July 16, 2013, the Board of Directors of the Company adopted a Change in Control Protection Plan for certain employees of Arden Group, Inc. and its subsidiary, Gelson’s Markets, which provides for acceleration of vesting of (i) up to fifty percent (50%) of the phantom stock units held by certain employees immediately prior to the effective time of the Merger, and (ii) the remaining fifty percent (50%) of such phantom stock units on the first anniversary of the Merger, or upon a termination of employment under circumstances described therein. Under the terms of the Merger Agreement, (x) each vested phantom stock unit will be entitled to receive from the Surviving Corporation an amount equal to the excess of the Per Share Merger Consideration over the price of the Company’s Common Stock on the grant date of such phantom stock unit (as the same may have been adjusted in connection with the payment of a special dividend) (the “Base Price”), (y) each unvested phantom stock unit that is subject to the Change in Control Protection Plan will be converted into the right to receive an amount equal to the excess of the Per Share Merger Consideration over the Base Price, which shall be payable in accordance with the vesting provisions described above, and (z) each unvested phantom stock unit that is not subject to the Change in Control Protection Plan will be canceled without consideration.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon a termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $11,700,000 and/or expenses of Parent up to $3,000,000. The Merger Agreement also provides that Parent will be required under the circumstances set forth in the Merger Agreement to pay the Company a reverse termination fee of (a) $31,200,000 in the event that the Company terminates the Merger Agreement because of Parent’s breach of the Merger Agreement, which breach is not cured within the applicable cure period, or (b) $19,500,000 in the event that Parent’s marketing period for the financing has ended and Parent has not closed the Merger within three (3) business days following notice that all conditions are satisfied. In addition to the foregoing termination rights, if the Merger is not consummated on or before May 15, 2014, either Parent or the Company may terminate the Merger Agreement under the conditions described therein.

Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement. An affiliate of TPG (the “Sponsor”) has committed to capitalize Parent, at or prior to the Closing, with an aggregate equity contribution in an amount up to approximately $170,000,000 on the terms and subject to the conditions set forth in the equity commitment letter entered into by the Sponsor in connection with the Merger (the “Equity Commitment Letter”). The Sponsor has also provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent.

Bank of Montreal (the “Senior Lender”) has committed to provide a $30 million senior secured revolving credit facility and a $150 million senior secured term loan, on the terms and subject to the conditions set forth in a debt commitment letter (the “Senior Debt Commitment Letter”). The obligation of the Senior Lender to provide debt financing under the Senior Debt Commitment Letter is subject to a number of conditions, including without limitation (i) a condition that, since December 29, 2012, except (A) as set forth in the Company Disclosure Schedule (as defined in the Merger Agreement) or (B) disclosed in any Company SEC Reports (as defined in the Merger Agreement, but in any event excluding “risk factors” sections or any language in such reports that is predictive or forward-looking set forth in such Company SEC Reports) prior to the date of the Senior Debt Commitment Letter, there shall not have been any change in the financial condition, business, results of operations, assets or liabilities of the Company and its subsidiaries, taken as a whole, which, individually or taken as a whole, has had a Company Material Adverse Effect (as defined in the Merger Agreement); (ii) execution and delivery by Merger Sub of definitive documentation with respect to the senior secured facilities consistent with the Senior Debt Commitment Letter; (iii) the accuracy of certain specified representations and warranties in the loan documents and the Merger Agreement; (iv) consummation of the equity contribution by the Sponsor substantially concurrently with the initial borrowing under the senior debt facilities; (v) all indebtedness of the Company and its subsidiaries under the existing unsecured revolving Credit Agreement, dated as of November 1, 2011, by and among the Company, certain subsidiaries of the Company party thereto and Wells Fargo Bank, National Association, shall have been paid in full and all commitments thereunder terminated substantially concurrently with the initial borrowing under the senior debt facilities; (vi) either (1) all of Arden-Mayfair, Inc.’s (f/k/a Arden Farms Co.) outstanding 7% Subordinated Income Debentures due September 1, 2014, issued pursuant to the Indenture, dated as of September 1, 1964, between Arden-Mayfair, Inc. (f/k/a Arden Farms Co.) and the purchasers party thereto, as amended or supplemented (the “Existing Notes”) shall have been redeemed or repaid in full or (2) notice for the redemption or repayment of all Existing Notes shall have been given and proceeds sufficient to redeem or repay in full the Existing Notes shall have been deposited into an escrow arrangement reasonably satisfactory to the lead arrangers under the Senior Debt Commitment Letter, (vii) consummation of the Merger in accordance with the Merger Agreement (without giving effect to any amendments to the Merger Agreement or any waivers thereof in any material respect that are materially adverse to the initial lenders without the consent of the lead arrangers under the Senior Debt Commitment Letter (such consent not to be unreasonably withheld or delayed)), substantially concurrently with the initial borrowing under the senior debt facilities; (viii) delivery of certain customary closing documents (including, among others, a solvency certificate), specified items of collateral and certain Company financial statements; (ix) payment of applicable fees and expenses; (x) receipt of a customary confidential information memorandum for each of the facilities and other customary marketing materials to be used for the purpose of syndication; and (xi) expiration of a fifteen (15) consecutive business day marketing period, commencing no earlier than January 6, 2014, following the delivery of such confidential information memorandum and marketing materials. The final termination date for the Senior Debt Commitment Letter (unless extended in the discretion of the commitment parties thereunder) is May 20, 2014 (or such earlier date which is the earlier of (i) the date on which the Merger Agreement is validly terminated in accordance with its terms and (ii) the date of the consummation of the Merger and payment of the consideration therefor (but not, for the avoidance of doubt, prior to the consummation thereof)).

Crescent Mezzanine Partners VI, L.P., Crescent Mezzanine Partners VIB, L.P. and Crescent Mezzanine Partners VIC, L.P. (collectively, the “Mezzanine Lender”) have committed to purchase $75,000,000 of senior unsecured notes of Merger Sub (which obligations will be assumed by the Company upon consummation of the Merger), on the terms and subject to the conditions set forth in a debt commitment letter (the “Mezzanine Debt Commitment Letter”). The obligation of the Mezzanine Lender to provide debt financing under the Mezzanine Debt Commitment Letter is subject to a number of conditions, including without limitation (i) a condition that, since December 29, 2012, except (A) as set forth in the Company Disclosure Schedule (as defined in the Merger Agreement) or (B) disclosed in any Company SEC Reports (as defined in the Merger Agreement, but in any event excluding “risk factors” sections or any language in such reports that is predictive or forward-looking set forth in such Company SEC Reports) prior to the date of the Mezzanine Debt Commitment Letter, there shall not have been any change in the financial condition, business, results of operations, assets or liabilities of the Company and its subsidiaries, taken as a whole, which, individually or taken as a whole, has had a Company Material Adverse Effect (as defined in the Merger Agreement); (ii) execution and delivery by Merger Sub of a note purchase agreement with respect to the senior unsecured notes consistent with the Mezzanine Debt Commitment Letter; (iii) the accuracy of certain specified representations and warranties in the note purchase agreement and the Merger Agreement; (iv) consummation of the equity contribution by the Sponsor and senior debt financing under the Senior Debt Commitment Letter or other facilities reasonably satisfactory to the Mezzanine Lender substantially concurrently with the initial borrowing under the mezzanine debt facilities; (v) all indebtedness of the Company and its subsidiaries under the existing unsecured revolving Credit Agreement, dated as of November 1, 2011, by and among the Company, certain subsidiaries of the Company party thereto and Wells Fargo Bank, National Association, shall have been paid in full and all commitments thereunder terminated substantially concurrently with the initial borrowing under the mezzanine debt facilities; (vi) either (1) all of the Existing Notes shall have been redeemed or repaid in full or (2) notice for the redemption or repayment of all Existing Notes shall have been given and proceeds sufficient to redeem or repay in full the Existing Notes shall have been deposited into an escrow arrangement reasonably satisfactory to the Mezzanine Lender, (vii) consummation of the Merger in accordance with the Merger Agreement (without giving effect to any amendments to the Merger Agreement or any waivers thereof in any material respect that are materially adverse to the initial purchasers without the consent of the Mezzanine Lender (such consent not to be unreasonably withheld or delayed)) substantially concurrently with the initial borrowing under the mezzanine debt facilities; (viii) delivery of certain customary closing documents (including, among others, a solvency certificate) and certain Company financial statements; and (ix) payment of applicable fees and expenses. The final termination date for the Mezzanine Debt Commitment Letter (unless extended in the discretion of the Mezzanine Lender) is May 20, 2014 (or such earlier date which is the earlier of (a) the date on which the Merger Agreement is validly terminated in accordance with its terms and (b) the date of the consummation of the Merger (but not, for the avoidance of doubt, prior to the consummation thereof)).

M. Mark Albert, a member of the Board, is a managing director of Crescent Capital Group, LP, which is related to the Mezzanine Lender. Mr. Albert recused himself from Board meetings and from all Board deliberations and actions beginning August 22, 2013, and his recusal from all matters was confirmed by response to a letter dated September 19, 2013. Such recusal included the vote concerning approval of the Merger Agreement.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company has filed and may file with the SEC.

The Company is the parent company of Gelson’s Markets which operates 17 full-service grocery stores in Southern California. TPG is a global private investment firm founded in 1992 with $55.7 billion of assets under management. A copy of the press release announcing the execution Merger Agreement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information in Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the text of the Merger Agreement, a copy of which is being filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 23, 2013, the Company obtained the approval by irrevocable written consent of stockholders holding a majority of the outstanding shares of Common Stock of the Company adopting and approving the Merger Agreement and the transactions contemplated thereby. No additional action by holders of the Common Stock will be required to complete the transaction.

Forward-Looking Statements:

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. Any such forward-looking statements relating to the Merger are subject to various risks and uncertainties, including uncertainties as to the timing of the Merger, the possibility that alternative acquisition proposals will or will not be made, the possibility that various closing conditions for the Merger may not be satisfied or waived and the possibility that Parent and Merger Sub will be unable to obtain sufficient funds to close the Merger. Any such forward-looking statements relating to our business are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending, labor costs or our ability to compete with other supermarkets, the parties’ ability to consummate the proposed transaction on the contemplated timeline, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s most recent Form 10-K filed with the SEC on March 11, 2013 and in all filings with the SEC made by the Company subsequent to the filing of that Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It:

In connection with the proposed transaction, the Company will file an information statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE INFORMATION STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the information statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov. The contents of the websites referenced above are not deemed to be incorporated by reference into the information statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated December 20, 2013, among the Company, Parent and Merger Sub.

99.1	Press Release dated December 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN GROUP, INC.
(Registrant)

Date: December 27, 2013	By:	/s/ LAURA J. NEUMANN
	Name:	Laura J. Neumann
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 20, 2013, among the Company, Parent and Merger Sub.

99.1	Press release.